Dual Directional Trigger Performance Leveraged Upside Securities

UBS AG

March 7, 2014

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Dual Directional Trigger Performance Leveraged
Upside Securities

Linked to an Index or a Basket of Indices

UBS AG from time to time may offer and sell Dual Directional Trigger Performance Leveraged Upside Securities, which we refer to as the “Securities”, linked to either (i) an index (the “underlying index”) or (ii) a weighted basket of indices (the “underlying basket”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name(s) and sponsor(s) of the underlying index or the several indices (each a “basket index” and together, the “basket indices”) comprising the underlying basket to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement and; third, the accompanying prospectus. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:
UBS AG (“UBS”)
Booking Branch:
The booking branch of UBS AG will be specified in the applicable pricing supplement.
No Coupon:
Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the Securities.
Issue Price:
The issue price per Security will be set equal to 100% of the principal amount of each Security.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).
Pricing Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events.”
Original Issue Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events.”
Maturity Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events.”
Valuation Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events.”
Payment at Maturity (per Security):
At maturity, UBS will pay a cash payment per Security that you hold, the amount of which will be based on the performance of the underlying index or underlying basket from the pricing date to the valuation date, and whether the trigger value is breached on the valuation date, as described below:

➢

If the underlying return is positive, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay an amount equal to the “leveraged upside payment,” subject to the “maximum payment,” if any, calculated as follows:

$10.00 + ($10.00 × Underlying Return × Leverage Factor).

The leveraged upside payment, leverage factor and any applicable maximum payment on the Securities will be specified in the applicable pricing supplement.

➢

If the underlying return is zero or negative and the final value is greater than or equal to the trigger value, UBS will pay you for each Security you hold a cash payment equal to your principal amount plus a return equal to the product of your principal amount multiplied by the absolute underlying return, calculated as follows:

$10.00 + ($10.00 × Absolute Underlying Return).

➢

If the underlying return is negative and the final value is less than the trigger value, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index or underlying basket from the pricing date to the valuation date, calculated as follows:

$10.00 + ($10.00 × Underlying Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final value is less than the trigger value, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Absolute Underlying Return:
The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Maximum Payment:
An amount (greater than the principal amount) that may be specified in the applicable pricing supplement.
Underlying Return:
The quotient, expressed as a percentage, of (i) the final value of the underlying index or underlying basket, as applicable, minus the initial value of the underlying index or underlying basket, as applicable, divided by (ii) the initial value of the underlying index or underlying basket, as applicable.
Expressed as a formula:
Final Value – Initial Value Initial Value
Initial Value:
With respect to (i) an underlying index, the closing value of the underlying index on the pricing date as determined by the calculation agent, or (ii) an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement).
Final Value:
With respect to (i) an underlying index, the closing value of such underlying index on the valuation date or (ii) an underlying basket, a value of the underlying basket on the valuation date equal to the product of (i) the initial value of such underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket indices, in each case as determined by the calculation agent. The valuation date may be postponed upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events”
Trigger Value:
A specified value of the underlying index or underlying basket that is less than the initial value, as specified in the applicable pricing supplement.
No Listing:
Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

Product supplement dated March 7, 2014

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants,” relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement relating to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

➢	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-14
Risk Factors	PS-15
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-35
Supplemental U.S. Tax Considerations	PS-36
ERISA Considerations	PS-43
Supplemental Plan of Distribution (Conflicts of Interest)	PS-44
Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Dow Jones-UBS Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index (CMCI)	IS-24
Rogers International Commodity Index® Excess ReturnSM	IS-29
Non-U.S. Indices	IS-35
NYSE Arca Hong Kong 30 IndexSM	IS-35
EURO STOXX 50® Index	IS-38
FTSETM 100 Index	IS-40
FTSE China 25 IndexTM	IS-43
Hang Seng China Enterprises Index	IS-47
KOSPI 200 Index	IS-50
MSCI® Indices	IS-54
MSCI-EAFE® Index	IS-54
MSCI® Emerging Markets IndexSM	IS-54
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66
Structured Product Characterization	IS-68

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes the terms that will apply generally to the Securities. On the pricing date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying index or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. You should read any applicable pricing supplement in conjunction with this product supplement and the accompanying prospectus.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement and; third, the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Dual Directional Trigger Performance Leveraged Upside Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus titled “Debt Securities and Warrants”, dated January 11, 2012. References to the “index supplement” mean the UBS index supplement dated January 24, 2012. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Dual Directional Trigger Performance Leveraged Upside Securities?

The Dual Directional Trigger Performance Leveraged Upside Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG, the return on which is linked to the performance of (i) an index (the “underlying index”) or (ii) a weighted basket (an “underlying basket”) comprised of several indices (each a “basket index” and, together, the “basket indices”). The underlying index or underlying basket will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash that will be based on the direction of, and percentage change in, the value of the underlying index or the underlying basket from the pricing date to the valuation date, referred to as the “underlying return”. The amount you will receive at maturity will be based on (i) whether the final value is less than the trigger value on the valuation date and (ii) the direction of, and percentage change in, the final value of the underlying index or underlying basket relative to its initial value. However, in no event will the return on your Securities be greater than any applicable maximum payment specified in the applicable pricing supplement (the “maximum payment”). You must be willing to risk losing up to 100% of your principal amount invested if the final value is less than the trigger value. You must also be willing to accept that the Securities will not pay interest.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per $10.00 principal amount of each Security you hold, calculated as follows:

➢	If the underlying return is positive, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay an amount equal to the leveraged upside payment, subject to the “maximum payment,” if any, calculated as follows:

$10.00 + ($10.00 × Underlying Return × Leverage Factor).

The leveraged upside payment, leverage factor and any applicable maximum payment on the Securities will be specified in the applicable pricing supplement.

➢	If the underlying return is zero or negative and the final value is greater than or equal to the trigger value, UBS will pay you for each Security you hold a cash payment equal to your principal amount plus a return equal to the product of your principal amount multiplied by the absolute underlying return, calculated as follows:

$10.00 + ($10.00 × Absolute Underlying Return).

➢	If the underlying return is negative and the final value is less than the trigger value, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index or underlying basket from the pricing date to the valuation date, calculated as follows:

$10.00 + ($10.00 × Underlying Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final value is less than the trigger value, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “maximum payment” applicable to the Securities may be specified in the applicable pricing supplement.

The “absolute underlying return” is the absolute value of the underlying return.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final value of the underlying index or underlying basket, as applicable, minus the initial value of the underlying index or underlying basket, as applicable, divided by (ii) the initial value of the underlying index or underlying basket, as applicable.

Expressed as a formula:

Final Value – Initial Value

Initial Value

The “trigger value” is a value of the underlying index or underlying basket that is less than the initial value, as specified in the applicable pricing supplement.

The “initial value” is, (i) with respect to an underlying index, the closing value of the underlying index on the pricing date as determined by the calculation agent and (ii) with respect to an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement).

The “final value” is, (i) with respect to an underlying index, the closing value of the underlying index on the valuation date, and (ii) with respect to an underlying basket, a value of the underlying basket equal to the product of (i) the initial value of such underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket indices on the valuation date, in each case as determined by the calculation agent. The valuation date may be postponed upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events”

In the case of an offering of the Securities linked to an underlying index, the initial value may be referred to in the applicable pricing supplement as the “initial index value” and the final value may be referred to as the “final index value”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Securities linked to an underlying basket, the initial value may be referred to in the applicable pricing supplement as the “initial basket value”, the final value may be referred to as the “final basket value” and the underlying return may be referred to as the “basket return”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Securities linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index value” will refer to, with respect to a basket index, the closing value of such basket index on the pricing date and (ii) the term “final index value” will refer to, with respect to a basket index, the closing value of such basket index on the valuation date, each as determined by the calculation agent.

The applicable pricing supplement will specify the pricing date, the original issue date, the valuation date, the maturity date, the trigger value, the leverage factor, the maximum payment (if any) and the respective terms of each offering of the Securities, including the underlying index or underlying basket and the initial value.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable pricing supplement should be read in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Participation in the Positive Performance of the Underlying Index Up to Any Applicable Maximum Payment — At maturity, if the underlying return is positive, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay an amount equal to the leveraged upside payment, subject to the maximum payment, if any. The Securities provide for the participation in any positive performance of the underlying index or underlying basket up to the maximum payment, if any. If the final value is less than the trigger value, you will be fully exposed to the negative underlying return.
➢	Absolute Underlying Return and Contingent Repayment of Principal at Maturity — Subject to the creditworthiness of UBS, if the underlying return is zero or negative and the final value of the underlying index or underlying basket is greater than or equal to the trigger value, at maturity we will pay you an amount in cash equal to the principal amount of your Securities plus an amount equal to the product of the principal amount multiplied by the absolute underlying return. If the final value of the underlying index or underlying basket is less than the trigger value, at maturity we will pay you an amount in cash that will be less than the principal amount, if anything. Specifically, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero, and you will receive a cash amount per Security equal to: $10.00 + ($10 × underlying return). This will result in a loss of some or all of your initial investment in the Securities.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement on page PS-15 and in the applicable pricing supplement.

➢	Risk of loss at maturity — The terms of the Securities differ from those of ordinary debt securities in that the Securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is positive, UBS will repay your principal amount at maturity plus pay an amount equal to the leverage upside payment, up to the maximum payment, if any. If the underlying return is zero or negative and the final value of the underlying index is greater than or equal to the trigger value, UBS will pay you an amount in cash equal to your principal amount plus a return equal to your principal amount multiplied by the absolute underlying return. If the final value is less than the trigger value, the absolute underlying return will not apply and you will lose some or all of your investment in the Securities in an amount proportionate to the decrease in the value of the underlying index or underlying basket from the pricing date to the valuation date. There is no minimum payment at maturity on the Securities, and, accordingly, you could lose your entire investment.
➢	The absolute underlying return, the leverage factor and any contingent repayment of your principal, applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the value of the underlying index or underlying basket is greater than or equal to the trigger value. Additionally, the price you receive will likely not reflect the full economic value of the leverage factor or the absolute underlying return feature. You can receive the full benefit of the leverage factor and the absolute underlying return feature only if you hold the Securities to maturity.
➢	Your growth potential may be limited — If the applicable pricing supplement specifies a maximum payment, the Securities will not offer full participation in the positive performance of the underlying index or underlying basket. The Securities will allow for participation in any positive underlying return only up to the specified maximum payment. In no event will the amount you receive at maturity be greater than any applicable maximum payment. If a maximum payment is specified, the total amount you can receive on your Securities will be capped and you will not benefit from a positive underlying return that, when multiplied by the leverage factor, exceeds an amount equal to the maximum payment. As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the underlying index or underlying basket or index constituent stocks. Additionally, your potential gain on the Securities from the absolute underlying return will be limited by the trigger value. Because your ability to receive a return on the Securities equal to the absolute underlying return is available only if the final value is greater than or equal to the trigger value, you will not benefit from any further depreciation of the final value in excess of the trigger value. If the final value of the underlying index or underlying basket is less than the trigger value, you will lose some or all of your initial investment in an amount proportionate to the decline in the value of the underlying index or underlying basket from the pricing date to the valuation date.
➢	No interest payments — UBS will not pay any interest with respect to the Securities.
➢	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index or underlying basket and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index or basket indices. The value of the underlying index or any basket index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility, interest rates and economic and political conditions.
➢	There can be no assurance that the investment view implicit in the Securities will be successful. It is impossible to predict whether and the extent to which the value of the underlying index or underlying basket will rise or fall. There can be no assurance that the final value of the underlying index or underlying basket will be greater than the trigger value on the valuation date. The closing value of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituent stocks. You should be willing to accept the risk of owning equities or commodities in general and the index constituents in particular, and the risk of losing some or all of your initial investment.
➢	Owning the Securities is not the same as owning the index constituents — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the index constituents comprising the underlying index or basket indices. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the index constituent stocks during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituent stocks may have.
➢	There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the Securities at such time; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the value of the underlying index or underlying basket; the volatility of such underlying index or basket indices; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market, if one develops, is likely to be lower than the issue price to public because the issue price to public includes, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or basket indices, may adversely affect the value(s) of the underlying index or basket indices and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or basket indices or trading activities related to the underlying index, any basket indices or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the payment at maturity of the Securities based on observed levels of the underlying index or underlying basket. The calculation agent can postpone the valuation date and the determination of the final value of the underlying index or underlying basket, as applicable, or the maturity date if a market disruption event occurs and is continuing on the valuation date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index or underlying basket to which the Securities are linked.
➢	Dealer Incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index, underlying basket or the index constituents.
➢	You believe the underlying index or underlying basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the return that you would realize upon receipt of any applicable maximum payment.
➢	You understand and accept that your potential return is limited by the absolute underlying return (as limited by the trigger value) and any applicable maximum payment specified in the applicable pricing supplement.

➢	You would be willing to invest in the Securities if the trigger value and any applicable maximum payment were each set equal to the bottom of the range for the anticipated trigger value and maximum payment for such offering of the Securities (the actual trigger value and maximum payment (if any) will be determined on the pricing date for each offering of the Securities and may be specified in the applicable pricing supplement).
➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the underlying index or underlying basket.
➢	You do not seek current income from your investment and are willing to forego dividends paid on any index constituent stocks.
➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You require an investment designed to guarantee a full return of principal at maturity.
➢	You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as the underlying index, underlying basket or the index constituents.
➢	You believe that the value of the underlying index or underlying basket will decline over the term of the Securities and the final value will be less than the trigger value, or you believe the underlying index or underlying basket will appreciate over the term of the Securities and such appreciation is likely to exceed the return that you would realize upon receipt of any applicable maximum payment.
➢	You would be unwilling to invest in the Securities if the trigger value and any applicable maximum payment were each set equal to the bottom of the range for the trigger value and anticipated maximum payment for such offering of the Securities (the actual trigger value and maximum payment (if any) will be determined on the pricing date for each offering of the Securities and may be specified in the applicable pricing supplement).
➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the underlying index or underlying basket.
➢	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.
➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-36 of this product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities and, accordingly, the tax treatment of the Securities is uncertain. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index or underlying basket. If your Securities are so treated, you should generally not accrue any income with respect to the underlying index or underlying basket and you should generally recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below with respect to “constructive ownership,” such gain or loss should generally be long-term capital gain or loss, if you have held your Securities for more than one year.

Because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations —  Alternative Treatments” on page PS-37 of this product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly before receipt of any cash) or short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

The Internal Revenue Service, for example, might assert that you should be required to recognize taxable gain on any rebalancing or rollover of an underlying index or underlying basket, or that if the underlying index or underlying basket references commodities (including, for example, commodity futures), Section 1256 of the Internal Revenue Code of 1986, as amended (the “Code”) should apply to your Securities. Further, if the underlying index or underlying basket references certain exchange traded funds, partnerships, passive foreign investment companies (“PFIC”s) or other pass-thru entities, Section 1260 of the Code might apply to your Securities with the result that all or a portion of any long-term capital gain realized by you in respect of the Securities could be recharacterized as ordinary income and subject to an interest charge. There may be also a risk that the IRS could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer, at least in part, short exposure to the underlying index or underlying basket. See “Supplemental U.S. Tax Considerations” on page PS-36 and the Free Writing Prospectus and Pricing Supplement for specific Securities.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under

“Supplemental U.S. Tax Considerations” on page PS-36 of the product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities, followed by examples for seven hypothetical Securities, six based on the performance of a single underlying index and one based on the performance of an underlying basket.

Step 1: Calculate the Underlying return

Calculate the Underlying return for an Underlying Index

Where the payment at maturity is based on the performance of a single underlying index, the underlying return is calculated as the quotient, expressed as a percentage, of (i) the final value of the underlying index minus the initial value of the underlying index, divided by (ii) the initial value of the underlying index. The underlying return may be positive or negative and is calculated as follows:

Underlying Return  =
Final Value – Initial Value

Initial Value

With respect to an underlying index, the “initial value” is the closing value of the underlying index on the pricing date as determined by the calculation agent.

With respect to an underlying index, the “final value” is the closing value of the underlying index on the valuation date as determined by the calculation agent. The valuation date may be postponed upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events”

Calculate the Underlying return for an Underlying Basket comprised of three Basket Indices.

Where the payment at maturity is based on the performance of an underlying basket, the “underlying return” is the quotient, expressed as a percentage, of (i) the final value of the underlying basket minus the initial value of the underlying basket divided by (ii) the initial value of the underlying basket. The underlying return may be positive or negative and is calculated as follows:

Underlying Return  =
Final Value – Initial Value

Initial Value

The “initial value” is 100, unless otherwise specified in the applicable pricing supplement.

The “final value” will be calculated on the valuation date as follows:

100 × (1 + (WBI1 × BIR1) + (WBI2 × BIR2) + (WBI3 × BIR3))

where

“W” is the respective weighting of each basket index (i.e., BI1, BI2 and BI3) in the underlying basket, expressed as a percentage, and

“BIR” is the respective index return for each basket index (i.e., BI1, BI2 and BI3) calculated in the same manner described above under “Calculate the Underlying Return for an Underlying Index”.

Step 2: Calculate the Cash Payment at Maturity

At maturity, UBS will pay a cash payment per $10.00 principal amount of each Security you hold, calculated as follows:

➢	If the underlying return is positive, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay an amount equal to the leveraged upside payment, subject to the “maximum payment,” if any, calculated as follows:

$10.00 + ($10.00 × Underlying Return × Leverage Factor).

The leveraged upside payment, leverage factor and any applicable maximum payment on the Securities will be specified in the applicable pricing supplement.

➢	If the underlying return is zero or negative and the final value is greater than or equal to the trigger value, UBS will pay you for each Security you hold a cash payment equal to your principal amount plus a return equal to the product of your principal amount multiplied by the absolute underlying return, calculated as follows:

$10.00 + ($10.00 × Absolute Underlying Return).

➢	If the underlying return is negative and the final value is less than the trigger value, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index or underlying basket from the pricing date to the valuation date, calculated as follows:

$10.00 + ($10.00 × Underlying Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final value is less than the trigger value, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform at maturity:

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing value of the underlying index or underlying basket relative to its initial value during the term of the Securities. We cannot predict whether the final value will be less than the trigger value on the valuation date or what the final value will be on the valuation date. You should not take these examples as an indication or assurance of the expected performance of the underlying index or underlying basket (the actual terms of your Securities will be specified in the applicable pricing supplement).

Example 1 — The underlying return is 20% and there is no maximum payment at maturity.

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security linked to a single underlying index with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Maximum payment	N/A
Leverage Factor	1.5
Trigger value	80	(80% of the initial value)
Initial value	100
Final value	120

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Value – Initial Value Initial Value	= 120 – 100 100 = 20%

Given an underlying return of 20%, the payment at maturity would be calculated as follows:

$10.00 + ($10.00 × underlying return × leverage factor) = $10.00 + ($10.00 × 20% × 1.5) = $13.00 per Security (a 30% total return).

Example 2 — The underlying return is 20% and the maximum payment at maturity is $12.80.

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security based on a single underlying index with the following assumptions:

Maximum payment	$ 12.80	(28% of the principal amount)
Leverage Factor	1.5
Trigger value	80	(80% of the initial value)
Initial value	100
Final value	120

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Value – Initial Value Initial Value	= 120 – 100 100 = 20%

Given an underlying return of 20%, the payment at maturity would be calculated as follows:

$10.00 + ($10.00 × underlying return × leverage factor) = $10.00 + ($10.00 × 20% × 1.5) = $13.00 per Security, subject to the maximum payment.

Because $13.00 is greater than the maximum payment of $12.80, the payment at maturity would be the maximum payment of $12.80 per Security (a 28% total return).

Example 3 — The underlying return is -10%.

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security based on a single underlying index with the following assumptions:

Maximum payment	$ 12.80	(28% of the principal amount)
Leverage Factor	1.5
Trigger value	80	(80% of the initial value)
Initial value	100
Final value	90

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Value – Initial Value Initial Value	= 90 – 100 100 = -10%

Because the final value is greater than the trigger value on the valuation date, the absolute underlying return applies and the payment at maturity would be calculated as follows:

$10.00 + ($10.00 x absolute underlying return) = $10.00 + ($10.00 × |-10%|) = $10.00 + ($10.00 × 10%) = 11.00 per Security (a total return of 10%).

Example 4 — The underlying return is -50%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security based on a single underlying index with the following assumptions:

Maximum payment	$ 12.80	(28% of the principal amount)
Leverage Factor	1.5
Trigger value	80	(80% of the initial value)
Initial value	100
Final value	50

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Value – Initial Value Initial Value	= 50 – 100 100 = -50%

Because the final value is less than the trigger value on the valuation date, the investor is fully exposed to the decline of the underlying index. In this example, the payment at maturity would be calculated as follows:

$10.00 + ($10.00 × -50%) = $10.00 - $5.00 = $5.00 per Security (a loss of 50%)

Accordingly, if the final value is less than the trigger value on the valuation date, you may lose some or all of your principal.

Example 5 — The Basket Return is 1.5%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security based on an underlying basket comprised of three basket indices with the following assumptions:

Basket Index	Index Weight	Underlying Return
A	50%	10%
B	30%	-15%
C	20%	5%

Maximum payment	$ 12.80 (28% of the principal amount)
Leverage Factor	1.5
Trigger value	80 (80% of the initial value)

Given the above assumptions, the final value would be calculated as follows:

Final value = 100 × (1 + (A index weight × A underlying return) +

 (B index weight × B underlying return) +

 (C index weight × C underlying return))

 = 100 × (1 + (50% × 10%) + (30% × –15%) + (20% × 5%)) = 101.5

The underlying return is then calculated as follows:

Underlying return = Final Value – Initial Value Initial Value	= 101.5 – 100 100 = 1.5%

Given an underlying return of 1.5%, the payment at maturity would be calculated as follows:

$10.00 + ($10.00 × underlying return × leverage factor) = $10.00 + ($10.00 × 1.5%× 1.5) = $10.225 per Security (a total return of 2.25%).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final value is less than the trigger value, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical Payment Amounts on Your Securities

This product supplement includes hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on a hypothetical maturity date based on a range of hypothetical initial values or final values and on various key assumptions shown herein.

The applicable pricing supplement may also include hypothetical calculations and tables or charts showing hypothetical examples of the performance of a particular offering of the Securities at maturity and the cash payment that could be delivered for such Securities on the stated maturity date based on a range of hypothetical initial values or final values and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical values of the underlying index or basket indices on the valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on values for the underlying index or basket indices that may not be achieved on the valuation date and on assumptions regarding terms of the Securities that will not be set until the pricing date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value for a particular offering of the Securities on that date or at any other time, including any time over the term of such offering which you may wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in the Securities, because the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the index constituents. The factors listed under “Risk Factors —  Owning the Securities is not the same as owning the index constituents”, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the index constituents.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

For any particular offering of the Securities, we cannot predict the values of the underlying index or basket indices during the term of your Securities or, therefore, whether the final value will be less than the trigger value on the valuation date. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying index or the basket indices, or the index constituents.

Risk Factors

The return on the Securities is linked to the performance of the underlying index or underlying basket and will depend on the underlying return and on whether the final value is less than the trigger value on the valuation date. Investing in the Securities is not equivalent to a direct investment in the underlying index, basket indices or the index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the index supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities.

The terms of the Securities differ from those of ordinary debt securities in that the Securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is positive, UBS will repay your principal amount at maturity plus pay an amount equal to the leverage upside payment, up to the maximum payment, if any. If the underlying return is zero or negative and the final value of the underlying index is greater than or equal to the trigger value, UBS will pay you an amount in cash equal to your principal amount plus a return equal to your principal amount multiplied by the absolute underlying return. If the final value is less than the trigger value, the absolute underlying return will not apply and you will lose some or all of your investment in the Securities in an amount proportionate to the decrease in the value of the underlying index or underlying basket from the pricing date to the valuation date. There is no minimum payment at maturity on the Securities, and, accordingly, you could lose your entire investment.

The absolute underlying return, the leverage factor and any contingent repayment of your principal applies only at maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the value of the underlying index is greater than or equal to the trigger value. Additionally, the price you receive will likely not reflect the full economic value of the leverage factor or the absolute underlying return feature. You can receive the full benefit of the leverage factor and the absolute underlying return feature only if you hold the Securities to maturity.

Your potential return on the Securities is limited to the absolute underlying return and, if specified, by the maximum payment.

If the applicable pricing supplement specifies a maximum payment, the Securities will not offer full participation in the positive performance of the underlying index or underlying basket. The Securities will allow for participation in any positive underlying return only up to the specified maximum payment. In no event will the amount you receive at maturity be greater than any applicable maximum payment. If a maximum payment is specified, the total amount you can receive on your Securities will be capped and you will not benefit from a positive underlying return that, when multiplied by the leverage factor, exceeds an amount equal to the maximum payment. As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the underlying index or underlying basket or index constituent stocks.

Additionally, your potential gain on the Securities from the absolute underlying return will be limited by the trigger value. Because your ability to receive a return on the Securities equal to the absolute underlying return is available only if the final value is greater than or equal to the trigger value, you will not benefit from any further depreciation of the final value in excess of the trigger value. If the final value

Risk Factors

of the underlying index or underlying basket is less than the trigger value, you will lose some or all of your initial investment in an amount proportionate to the decline in the value of the underlying index or underlying basket from the pricing date to the valuation date.

You will not receive interest payments on the Securities or dividend payments on the index constituents, or have shareholder rights in the index constituents.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituent stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituent stocks may have.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

Owning the Securities is not the same as owning the index constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the index constituents and held such investments for a similar period because:

➢	the return on such a hypothetical direct investment in the index constituents would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Securities, and not on whether the final value of the underlying index or the underlying basket is less than the initial value or trigger value on the valuation date;
➢	the return on a hypothetical direct investment in the index constituents would not be limited by any applicable maximum payment or otherwise capped;
➢	in the case of a hypothetical direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	a hypothetical direct investment in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

If the appreciation in the underlying index or underlying basket exceeds the return that you would realize upon receipt of any maximum payment, your return on the Securities at maturity would be less than the return on a hypothetical direct investment in the index constituents without taking into account taxes and other costs related to such a direct investment.

Even if the value of the underlying index or the underlying basket increases above the initial value during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the value of the underlying index or the underlying basket to increase while the market value of the Securities declines.

Risk Factors

The can be no assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the value of the underlying index or underlying basket will rise or fall. There can be no assurance that the final value of the underlying index or underlying basket will be greater than the trigger value on the valuation date. The closing value of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituent stocks. You should be willing to accept the risk of owning equities or commodities in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Payments at maturity are not linked to the level of the underlying index or underlying basket at any time other than the valuation date.

The payment on the Securities at maturity will be based on the closing value of the underlying index or underlying basket on the valuation date. Therefore, changes in the value of the underlying index or underlying basket during the periods between the pricing date and the valuation date will not be reflected in the calculation of the amount payable on the maturity date. The calculation agent will calculate the payment at maturity by comparing only the final value of the underlying index or the underlying basket on the valuation date to the initial value or the trigger value, as applicable. No other values will be taken into account. As a result, you may lose some or all of your principal amount even if the value of the underlying index or underlying basket is greater than the trigger value at certain times during the term of the Securities.

If the Securities are linked to an underlying basket, changes in the values of the basket indices may offset each other.

If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket indices. While the values of some basket indices may increase over the term of the Securities, the values of other basket indices may not increase during the term of the Securities as much or may even decline. Therefore, in determining whether the final value is less than the trigger value on the valuation date and in calculating the underlying return and the payment at maturity on the Securities, increases in the values of one or more of the basket indices may be moderated, or offset, by lesser increases or declines in the values of one or more of the other basket indices . This affect is further amplified by differing weights of the basket indices. More heavily weighted basket indices will have a larger impact on the underlying return than basket indices with lesser weightings.

The calculation agent can postpone the determination of the final value, and therefore the maturity date, if a market disruption event occurs on the valuation date.

The determination of the final value may be postponed with respect to an underlying index or a basket index if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying index or basket index on the valuation date. If such a postponement occurs, the calculation agent will use the closing value of the underlying index or affected basket index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index or affected basket index. In no event, however, will the valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the determination of the closing value of the underlying index or affected basket index on the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying index or basket index on that day, that day will nevertheless be the date on which the final value will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final value that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

Risk Factors

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you are able to sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public and to the intrinsic value of the Securities, and as a result, you may suffer substantial losses, even in cases where the value of the underlying index or underlying basket has risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the value of the underlying index or the underlying basket on any day, and whether the final value is less than the trigger value on the valuation date will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index or basket indices (i.e., the frequency and magnitude of changes in the value of the underlying index or basket indices over the term of the Securities);
➢	the composition of the underlying index or the basket indices and changes to their respective index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on the index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the value of any underlying index or basket indices comprised of such index constituent stocks, and therefore affect the market value of the Securities);
➢	the correlation among the basket indices, if applicable;
➢	interest rates in the U.S. market and each market related to the underlying index or basket indices;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the value(s) of the underlying index or basket indices and equity and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Risk Factors

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE
UNDERLYING INDEX OR BASKET INDICES

The respective underlying index, basket indices and index constituents are subject to various market risks.

The respective underlying index, basket indices and index constituents are subject to various market risks. Consequently, the value of an underlying index or basket index may fluctuate depending on the market in which the applicable underlying index, basket index and index constituents operate. Market forces outside of our control could cause the final value of the underlying index or underlying basket to be less than the trigger value. The level of each underlying index or underlying basket can rise or fall sharply due to factors specific to such underlying index, basket index or the index constituents, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market volatility and levels, interest rates and economic and political conditions.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index or basket (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the basket indices. If an index sponsor discontinues or suspends the calculation of the underlying index or a basket index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” on page PS-29 and “General Terms of the Securities — Role of Calculation Agent” on page PS-34. No index sponsor is involved in the offer of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor(s) and the underlying index or basket indices to which your Securities are linked from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the relevant index sponsor or the underlying index or basket indices contained in the index supplement or any applicable pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index or basket indices for your Securities.

Risk Factors

Changes that affect the underlying index or basket indices will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of the underlying index or a basket index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or basket indices, could affect the value of the underlying index or basket indices and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index or a basket index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or a basket index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final value is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final value — and thus the amount payable at maturity — in a manner it considers appropriate.

Historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices during the term of the Securities.

The market prices of the index constituents will determine the value(s) of the underlying index or basket indices. The historical performance of the underlying index or the basket indices should not be taken as an indication of the future performance of the underlying index or basket indices. As a result, it is impossible to predict whether the value of the underlying index or any basket index will rise or fall. Market prices of the index constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituents.

Moreover, any underlying basket to which the Securities may be linked does not have a recognized market value and no historical performance data will be available. The closing values of the basket indices will determine the value of the underlying basket.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Risk Factors

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

The return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index or basket index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index or a basket index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of the underlying index or underlying basket and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-26.

The Securities may be subject to currency exchange risk.

Because the market prices of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the underlying index or basket indices, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the non-U.S. currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the non-U.S. currencies in which such index constituents are denominated, the value of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments;
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America; and
➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index or basket indices, the United States and other countries important to international trade and finance.

Any underlying index or basket index containing index constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

Risk Factors

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing value of any underlying index or basket index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index that is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value(s) of any underlying index or basket index that is a commodity index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in any underlying index or basket indices and the markets for those index commodities during the term of your Securities. To the extent the index rolls futures contracts from

Risk Factors

a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange -traded funds or other derivative products on such index constituents or the underlying index or basket indices may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-35, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the underlying index or basket indices, or exchange -traded funds or other over-the-counter derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or basket indices, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange -traded funds or other over-the-counter derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or basket indices at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such index constituents and/or the value(s) of the underlying index or basket indices and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index or basket indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the index constituents and the value(s) of the underlying index or basket indices and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index or basket indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or basket indices and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the value of the underlying index or any basket index, could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an equity index or to a basket that includes an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent

Risk Factors

stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the index constituent stocks and the value of the underlying index or any basket index and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the value of the underlying index or any basket index or the market value of, and the return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index or the underlying basket to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing value of the underlying index of underlying basket is less than the trigger value on the valuation date, as well as decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents, underlying index or a basket index has occurred or is continuing on the valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

Risk Factors

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-36 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-36 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Each offering of the Securities is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend on the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon and No Guaranteed Minimum Payment at Maturity

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per $10.00 principal amount of each Security you hold, calculated as follows:

➢	If the underlying return is positive, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay an amount equal to the leveraged upside payment, subject to the “maximum payment,” if any, calculated as follows:

$10.00 + ($10.00 × Underlying Return × Leverage Factor).

The leveraged upside payment, leverage factor and any applicable maximum payment on the Securities will be specified in the applicable pricing supplement.

➢	If the underlying return is zero or negative and the final value is greater than or equal to the trigger value, UBS will pay you for each Security you hold a cash payment equal to your principal amount plus a return equal to the product of your principal amount multiplied by the absolute underlying return, calculated as follows:

$10.00 + ($10.00 × Absolute Underlying Return).

General Terms of the Securities

➢	If the underlying return is negative and the final value is less than the trigger value, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index or underlying basket from the pricing date to the valuation date, calculated as follows:

$10.00 + ($10.00 × Underlying Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final value is less than the trigger value, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “maximum payment” applicable to the Securities may be specified in the applicable pricing supplement.

The “absolute underlying return” is the absolute value of the underlying return.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final value of the underlying index or underlying basket minus the initial value of the underlying index or underlying basket, divided by (ii) the initial value of the underlying index or underlying basket.

Expressed as a formula:

Final Value – Initial Value

Initial Value

The “trigger value” is a value of the underlying index or underlying basket that is less than the initial value, as specified in the applicable pricing supplement.

The “initial value” is, (i) with respect to an underlying index, the closing value of the underlying index on the pricing date as determined by the calculation agent and (ii) with respect to an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement).

The “final value” is, (i) with respect to an underlying index, the closing value of the underlying index on the valuation date, and (ii) with respect to an underlying basket, a value of the underlying basket equal to the product of (i) the initial value of such underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket indices on the valuation date, in each case as determined by the calculation agent. The valuation date may be postponed upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events”

In the case of an offering of the Securities linked to an underlying index, the initial value may be referred to in the applicable pricing supplement as the “initial index value” and the final value may be referred to as the “final index value”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Securities linked to an underlying basket, the initial value may be referred to in the applicable pricing supplement as the “initial basket value”, the final value may be referred to as the “final basket value” and the underlying return may be referred to as the “basket return”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Securities linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index value” will refer to, with respect to a basket index, the closing value of such basket

General Terms of the Securities

index on the pricing date and (ii) the term “final index value” will refer to, with respect to a basket index, the closing value of such basket index on the valuation date, each as determined by the calculation agent.

The applicable pricing supplement will specify the pricing date, the original issue date, the valuation date, the maturity date, the trigger value, the leverage factor, the maximum payment (if any) and the respective terms of each offering of the Securities, including the underlying index or underlying basket and the initial value.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are not sponsored, endorsed, sold or promoted by the sponsor of the underlying index or basket indices, and investing in the Securities is not equivalent to a hypothetical investment directly in the underlying index or basket indices or investing directly in the index constituents.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the valuation date with respect to the underlying index or any basket index (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed valuation date and the maturity date as existed prior to the postponement(s) of the valuation date. The calculation agent may postpone the valuation date for the underlying index or a basket index (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying index or basket index on a day that would otherwise be the valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Valuation Date

The valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying index or a basket index (as the case may be). In that event, the valuation date for the disrupted underlying index or basket index (as the case may be) will be the first following trading day on which the closing value of such underlying index or basket index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying index or basket index. In no event, however, will the valuation date for the Securities be postponed by more than eight trading days with respect to any underlying index or basket index.

General Terms of the Securities

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the valuation date, no market disruption event with respect to a particular basket index occurs or is continuing, then such valuation date will not be postponed with respect to such basket index, irrespective of the occurrence of a market disruption event on such valuation date with respect to one or more of the other basket indices.

A postponement of the valuation date for one offering of the Securities will not affect the valuation date for any other offering of the Securities.

If the valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the valuation date will be the next following trading day.

Closing Value

Unless otherwise specified in the applicable pricing supplement, the closing value of any underlying index or basket index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Unless otherwise specified in the applicable pricing supplement, the closing value of the underlying basket on any trading day will be a value of the underlying basket equal to the product of (i) the initial value of such underlying basket multiplied by (ii) the sum of one and the weighted performance of each of the basket indices on the applicable trading day. In the case of an offering of the Securities linked to an underlying basket, the closing value of the underlying basket may be referred to in the applicable pricing supplement as the “basket closing value”, or in such other manner as may be specified therein.

Market Disruption Event

The calculation agent will determine the final value based upon the closing value(s) of the underlying index or the basket indices (as the case may be) on the valuation date specified in the applicable pricing supplement. As described above, the valuation date may be postponed with respect to the underlying index or a basket index (as the case may be), and thus the determination of the final value with respect to such valuation date may be postponed, if the calculation agent determines that, on the valuation date, a market disruption event has occurred or is continuing with respect to such underlying index or basket index. If such a postponement occurs, the calculation agent will determine the final value with reference to the closing value for the disrupted underlying index or basket index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index or basket index. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the valuation date, if it determines that one or more of the events described below has not, and is not likely to, materially impair its ability to determine the closing value(s) of the underlying index or one or more basket indices. In no event, however, will the valuation date be postponed by more than eight trading days.

If the determination of final value is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the final value will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final value that would have prevailed in the absence of the market disruption event.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket index occurs or is

General Terms of the Securities

continuing, then the determination of the closing value for such basket index will be made on the originally scheduled valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket indices.

Any of the following will be a market disruption event with respect to a particular underlying index or basket index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or basket index or to a material number of index constituents in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or basket index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a suspension, absence or material limitation of trading in any futures contract included in the underlying index or one or more basket indices;
➢	a change in the settlement price of any futures contract included in the underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index or one or more basket indices;
➢	the underlying index or one or more basket indices is not published; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to the underlying index or any basket index generally necessary in order to hedge our obligations under the Securities.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying index, a basket index or a material number of index constituents in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying index or basket index.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the underlying index, a basket index or a material number of index constituents in

General Terms of the Securities

the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index or one or more basket indices, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any basket index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Discontinuance of, or Adjustments to, the Underlying Index or a Basket Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index or a basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing values of the affected index, underlying return, initial value, final value, trigger value and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index or a basket index is discontinued and that there is no successor index on any date when the value of such underlying index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index or basket index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index or a basket index have been changed at any time in any respect that causes the value of the affected index not to fairly represent the value of that index had such changes not been made or that otherwise affects the calculation of the closing values of the affected index, underlying return, initial value, final value, the amount payable at maturity, the trigger value, any applicable maximum payment or any other calculation, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing values of the affected index, underlying return, initial value, final value and the amount payable at maturity or otherwise relating to the value of the affected index will be made by the calculation agent.

General Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

General Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due (the “due date”) and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the scheduled two business days objection period for the last default quotation period. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the components of the underlying index or any basket index, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Valuation Date” above.

General Terms of the Securities

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, business days, trading days, the default amount, the underlying return, the initial value, the final value and the amount payable in respect of your Securities and all other determinations with respect to the Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

General Terms of the Securities

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index or basket indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the underlying index or basket indices prior to and/or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the value of the underlying index or basket indices or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the value of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions relating to the Securities on or before the valuation date for your Securities. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents, underlying index or basket indices or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or underlying basket or markets relating to the underlying index or basket indices. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-15 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities who purchases your Securities at their issue price for cash and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a financial institution or a bank,
➢	a regulated investment company or a real estate investment trust
➢	a life insurance company,
➢	a tax-exempt organization including an “Individual Retirement Account” or “Roth IRA”,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction, or who has entered into a “constructive sale” with respect to a security for tax purposes,
➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or
➢	a trader in securities who elects to apply a mark-to-market method of tax accounting.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The effects of any applicable state, local or foreign tax laws are not discussed.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU

Supplemental U.S. Tax Considerations

TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of Securities

Unless otherwise stated in the applicable pricing supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying index or underlying basket and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, subject to the discussion below of the “constructive ownership” rules, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. However, it is possible that the Securities do not give rise to long-term capital gain or loss taxed at preferential rates because the Securities offer, at least in part, short exposure to the underlying index or underlying basket. The deductibility of capital losses is subject to limitations.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Contingent Debt Instrument.   If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the

Supplemental U.S. Tax Considerations

term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument.  Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Constructive Ownership.  If the issuer of an index constituent stock is an equity interest in a regulated investment company (including certain exchange traded funds), real estate investment trust, partnership, trust or passive foreign investment company, there is a risk that the Securities would be treated as a “constructive ownership transaction” as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company. If an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a United States holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the United States holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the Security the holder had invested the face amount of the Security in shares of the index constituent stocks and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the United States holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Securities (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Securities). Accordingly, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Other Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, to the extent that an underlying index includes commodities (including, for example, commodity futures), it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or the relevant portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You

Supplemental U.S. Tax Considerations

would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value).

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of any underlying index or basket index, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of any underlying index or basket index, (iii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Securities or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying index or underlying basket that is attributable to ordinary income that is realized in respect of the components of any underlying index or basket index, such as interest, dividends or net-rental income. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Recent Legislation

Medicare Tax on Net Investment Income.  U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.  Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other Securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting.

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a “controlled foreign corporation” for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-U.S. Holders

Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Further, we will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States

Supplemental U.S. Tax Considerations

real property interests” as defined in Section 897 of the Code. If the issuer of any index constituent stock were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an index constituent stock as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments such as the Securities issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices or basket indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e. certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to recently issued temporary and proposed Treasury regulations, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to

Supplemental U.S. Tax Considerations

obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required as a result of future guidance, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.